Exhibit 10.6

PRIVATE & CONFIDENTIAL

EMPLOYMENT CONTRACT AND STATEMENT OF
TERMS AND CONDITIONS OF EMPLOYMENT

Richard A Meaney

START DATE	You will take up your new appointment on January 3rd 2016.

POSITION TITLE	Business Unit Senior Vice President

SALARY
You will be paid an annualised salary of $450,000. This will be paid by credit transfer to a bank account nominated by you. Your monthly Euro pay will be determined based on the following calculation: (Annual $US salary / 12) / the prior month average $/€ exchange rate.

BONUS
In addition, you will continue to participate in the 2016 Executive Performance Incentive Plan, which is based on the Company’s overall financial performance and your payout target level remains unchanged at 100% of eligible earnings for the bonus period.

PENSION
As a participant in the Analog Devices International Investment Partnership Plan (IPP), you will receive a 5% company contribution only if you elect to contribute 2% of your salary.  You can also contribute AVC’s and receive up to an additional 3% company contribution on the first 3% of AVC’s (8% total company contribution). You have the option not to contribute to the IPP, if you so choose.

There is a death-in-service benefit as part of the IPP. You are eligible for this benefit, even if you choose not to participate for contribution purposes. The death-in-service benefit is equal to four times your basic annual salary at the time of your death and the value of your IPP account. For this purpose, salary means your basic annual salary or wages plus shift premium but excluding overtime, commission, bonuses or any variable payments.

HEALTH CARE
Effective immediately on taking up your appointment you will be eligible to participate in the company's health insurance scheme. Details of this will be advised to you when you take up your appointment.

HOURS OF WORK	Your hours of work will be 9.00am to 5.30pm Monday through to Friday, representing a 40 hour week.

EMPLOYMENT CONTRACT AND STATEMENT OF
TERMS AND CONDITIONS OF EMPLOYMENT (Continued)

As Analog Devices International is committed to a 39 hour week, time off in lieu of the additional hour per week worked may be taken as 6 additional days holiday per year which is January to December inclusive (or pro rated for less than full holiday year). This arrangement will remain in place while the working week remains at 39 hours.

HOLIDAYS
You will change over to the vacation holiday entitlement of ADI Limerick, Ireland effective January 1, 2016. You will also observe the public holiday schedule of ADI Limerick, Ireland. Your past service at other Analog locations will carry forward in determining your future vacation holiday entitlement. Time must be taken in accordance with the Working Time Act, 1997.

MEDICAL	There will be no requirement for a Pre Employment medical in this instance.

COMPANY	Company Policies are an integral part of your Contract of

POLICIES	Employment. You should make yourself familiar with these policies, which will be available for you to view through our internal communications system online.

USAGE OF	All computers and systems access, including Internet/ Intranet and

ELECTRONIC	and email access, are provided to employees for business purposes.

TECHNOLOGY	All email either sent or received by employees is the property of ADI

AT ADI
and the company reserves the right to review employees’ email at its discretion. In addition, ADI reserves the right to monitor employees’ Internet/Intranet usage. Any data or files on an employee’s company-owned computer are property of ADI.

Inappropriate use of ADI computers and systems is taken very seriously by the company and will lead to disciplinary action up to and including dismissal.

CONFIDENTIALITY	Because of the nature of your employment, you are required to reaffirm your obligation to protect the Company’s confidential information, proprietary data, trade and other secret information.

EMPLOYMENT CONTRACT AND STATEMENT OF
TERMS AND CONDITIONS OF EMPLOYMENT (Continued)

C. ROOM CLOTHING	The Company requires that each employee wear the protective

SAFETY APPAREL
clothing in specific production areas, in the recognised manner. The design/type of clothing may be changed from time to time to meet our particular requirements. It is conditional to your continued employment that you comply with these changes.

PROBATIONARY PERIOD	There will be no probationary period in this instance

NOTICE OF TERMINATION	Either party wishing to terminate the contract of employment will be required to give one months notice.

RETIREMENT AGE	Normal Retirement Age is 65.

If you accept the terms and conditions of employment laid down herein, please sign the attached copy of this letter in the space provided and return it to me, Eileen Liston - Human Resources as soon as possible.

SIGNED ON BEHALF OF
ANALOG DEVICES INTERNATIONAL

/s/ Eileen Liston
Eileen Liston
Human Resources

I accept the above terms and conditions of employment

Signed                /s/ Richard A. Meaney

Print Employee Name    : Richard A. Meaney

This Agreement is effective as of January 3, 2016.

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